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               [Letterhead of Lurie, Besikof, Lapidus & Co., LLP]


October 27, 1999

U.S. Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

         Re:      Virtual Technology Corporation

Ladies and Gentlemen:

         We have reviewed a copy of the Form 8-K being filed by Virtual Technology Corporation that relates to our dismissal as the independent accountants for such Registrant and agree with the statements made therein by the Registrant in response to Item 304(a) of Regulation S-K.

Very truly yours,



/s/ Lurie, Besikof, Lapidus & Co., LLP